 Exhibit 32.1

Certification of Periodic Financial Report by the Chief Executive Officer and
Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Hartford Great Health Corp. (the "Company"), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the six months ended January 31, 2019 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 18, 2019	/s/ LIANYUE SONG
Lianyue Song Chief Executive Officer

Date: March 18, 2019	/s/ SHENG-YIH CHANG
Sheng-Yih Chang Chief Financial Officer